Exhibit 10.2
FORM OF
FRATERNITY FEDERAL SAVINGS AND LOAN ASSOCIATION
EMPLOYEE STOCK OWNERSHIP PLAN
Effective January 1, 2011

Fraternity Federal Savings and Loan Association
Employee Stock Ownership Plan
Certification
     I, Thomas K. Sterner, President and Chief Executive Officer of Fraternity Federal Savings and Loan Association (the “Bank”), hereby certify that the attached Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan, effective as of January 1, 2011, was adopted at a duly held meeting of the Board of Directors of the Bank.

ATTEST:	Fraternity Federal Savings and Loan Association

By:

Thomas K. Sterner

Date

Fraternity Federal Savings and Loan Association
Employee Stock Ownership Plan

Fraternity Federal Savings and Loan Association
Employee Stock Ownership Plan
Section 1
Introduction
Section 1.01 Nature of the Plan.
Effective as of January 1, 201 (the “Effective Date”), Fraternity Federal Savings and Loan Association (the “Bank”) hereby adopts the Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan (the “Plan”). The Plan enables Eligible Employees (as defined in Section 2.01(a) of the Plan) to acquire stock ownership interests in Fraternity Community Bancorp, Inc. (the “Company”), the holding company of the Bank. The Bank intends this Plan to be a tax-qualified stock bonus plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and an employee stock ownership plan within the meaning of Section 407(d)(6) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Sections 409 and 4975(e)(7) of the Code. The Plan is designed to invest primarily in the common stock of the Company, which stock constitutes “qualifying employer securities” within the meaning of Section 407(d)(5) of ERISA and Sections 409(l) and 4975(e)(8) of the Code. Accordingly, the Plan and Trust Agreement (as defined in Section 2.01(mm) of the Plan) shall be interpreted and applied in a manner consistent with the Bank’s intent for it to be a tax-qualified plan designed to invest primarily in qualifying employer securities.
Section 1.02 Employers and Affiliates.
The Bank and each of its Affiliates (as defined in Section 2.01(c) of the Plan) which, with the consent of the Bank, adopt the Plan pursuant to the provisions of Section 12.01 of the Plan are collectively referred to as the “Employers” and individually as an “Employer.” The Plan shall be treated as a single plan with respect to all participating Employers. No Employer is a Subchapter-S corporation as of the Effective Date.
Section 2
Definitions
Section 2.01 Definitions.
In this Plan, whenever the context so indicates, the singular or the plural number and the masculine or feminine gender shall be deemed to include the other, the terms “he,” “his,” and “him,” shall refer to a Participant or Beneficiary, as the case may be, and, except as otherwise provided, or unless the context otherwise requires, the capitalized terms shall have the following meanings:
(a) “Account” or “Accounts” mean a Participant’s or Beneficiary’s Company Stock Account and/or his Other Investments Account, as the context so requires.

(b) “Acquisition Loan” means a loan (or other extension of credit, including an installment obligation to a “party in interest” (as defined in Section 3(14) of ERISA)) incurred by the Trustee in connection with the purchase of Company Stock.
(c) “Affiliate” means any corporation, trade or business, which, at the time of reference, is together with the Bank, a member of a controlled group of corporations, a group of trades or businesses (whether or not incorporated) under common control, or an affiliated service group, as described in Sections 414(b), 414(c), and 414(m) of the Code, respectively, or any other organization treated as a single employer with the Bank under Section 414(o) of the Code; provided, however, that, where the context so requires, the term “Affiliate” shall be construed to give full effect to the provisions of Sections 409(l)(4) and 415(h) of the Code.
(d) “Bank” means Fraternity Federal Savings and Loan Association, Baltimore, Maryland, and any entity which succeeds to the business of Fraternity Federal Savings and Loan Association and which adopts this Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assuming the obligations under the Plan.
(e) “Beneficiary” means the person(s) entitled to receive benefits under the Plan following a Participant’s death, pursuant to Section 7.03 of the Plan.
(f) “Break in Service” means any Plan Year, in which an Employee has 500 or fewer Hours of Service. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence (the Employee shall not be credited with more than 501 Hours of Service to avoid a Break in Service), unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period (i) by reason of the Employee’s pregnancy, (ii) by reason of the birth of the Employee’s child, (iii) by reason of the placement of a child with the Employee in connection with the Employee’s adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service. Hours of Service shall be credited only in the year in which the absence from work begins, if a Participant would be prevented from incurring a one-year Break in Service in such year solely because the period of absence is treated as Hours of Service, or in any other case, in the immediately following year.
(g) “Change in Control” means any one of the following events occurs:
(i)	Merger: The Company or the Bank merges into or consolidates with another corporation, or merges another corporation into the Company or the Bank, and as a result less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(ii)	Acquisition of Significant Share Ownership: The Company files, or is required to file, a report on Schedule 13D or another form or schedule (other than Schedule 13G) required under Sections 13(d) or 14(d) of the Exchange Act, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner of twenty-five percent (25%) or more of a class of the Company’s voting securities, but this clause (b) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty (50%) or more of its outstanding voting securities;

(iii)	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s board of directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Bank’s or the Company’s board of directors; provided, however, that for purposes of this clause (iii), each director who is first elected by the board of directors (or first nominated by the board of directors for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(iv)	Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.
(h) “Code” means the Internal Revenue Code of 1986, as amended.
(i) “Committee” means the individual(s) responsible for the administration of the Plan in accordance with Section 9 of the Plan.
(j) “Company” means Fraternity Community Bancorp, Inc. and any entity which succeeds to the business of Fraternity Community Bancorp, Inc.
(k) “Company Stock” means shares of the voting common stock or preferred stock, meeting the requirements of Section 409 of the Code and Section 407(d)(5) of ERISA, issued by the Bank or its Affiliates.
(l) “Company Stock Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund invested in Company Stock.
(m) “Compensation” means a Participant’s wages as defined in Section 3401(a) of the Code and all other payments of Compensation and all other payments of compensation by the Employer (in the course of the Employer’s trade or business) for a Plan Year for which Employer is required to furnish the Participant a written statement under Sections 6041(d), 6051(a)(3) and 6052 of the Code. Compensation must be determined without regard to any rules under Section 3401(a) of the Code that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Section 3401(a)(2) of the Code). Compensation shall also include amounts not currently includible in gross income by reason of the application of Sections 125 (cafeteria plan), 132(f)(4) (qualified transportation fringe), 402(e)(3) (401(k) plan), 402(h)(1)(B)(simplified employee pension plan), 414(h) (employer pickup contributions under a governmental plan), 403(b) (tax sheltered annuity) or 457(b) (eligible deferred compensation plan) of the Code.
A Participant’s Compensation shall not exceed the limit set forth in Section 401(a)(17) of the Code ($245,000 for the Plan Years beginning January 1, 2010). If the Plan Year for which a Participant’s Compensation is measured is less than twelve (12) calendar months, then the amount of Compensation taken into account for such Plan Year shall be the adjusted amount for such Plan Year, as prescribed by the Secretary of the Treasury under Section 401(a)(17) of the Code, multiplied by a fraction, the numerator of which is the number of months taken into account for such Plan Year and the denominator of which is twelve (12). In determining the dollar limitation hereunder, Compensation received from an Affiliate shall be recognized as Compensation.
(n) “Disability” means a physical or mental impairment, certified by one or more physician(s) designated by the Committee, which prevents him from doing any substantial gainful activity for which he is fitted by education, training or experience, and which is expected to last at least 12 months or to result in death.
(o) “Effective Date” means January 1, 2011.
(p) “Eligible Employee” means any Employee who is not precluded from participating in the Plan by reason of the provisions of Section 3.02 of the Plan.
(q) “Employee” means any individual who is or has been employed or self-employed by an Employer. “Employee” also means an individual employed by a leasing organization who, pursuant to an agreement between an Employer and the leasing organization, has performed services for the Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are performed under the primary direction or control of the Employer. However, such a “leased employee” shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee’s Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer’s total work force (including leased employees, but excluding Highly Compensated Employees and any other Employees who have not performed services for the Employer on a substantially full-time basis for at least one year).
(r) “Employer” or “Employers” means the Bank and its Affiliates, which adopt the Plan in accordance with the provisions of Section 12.01 of the Plan, and any entity which succeeds to the business of the Bank or its Affiliates and which adopts the Plan in accordance with the provisions of Section 12.02 of the Plan or by written agreement assumes the obligations under the Plan.
(s) “Entry Date” means the first day of the month following the date the Employee satisfies the eligibility requirements under Section 3.01 of the Plan.
(t) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
(u) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(v) “Financed Shares” means shares of Company Stock acquired by the Trustee with the proceeds of an Acquisition Loan, which shall constitute “qualifying employer securities” under Section 409(l) of the Code and any shares of Company Stock received upon conversion or exchange of such shares.
(w) “Highly Compensated Employee” means an Employee who, for a particular Plan Year, satisfies one of the following conditions:
(i)	was a “5-percent owner” (as defined in Section 414(q)(2) of the Code) during the year or the preceding year, or

(ii)	for the preceding year, had “compensation” (as defined in Section 414(q)(4) of the Code) from the Bank and its Affiliates exceeding the limit in Section 414(q)(1) of the Code ($110,000 for Plan Years beginning January 1, 2010). The applicable year for which a determination is being made is called a “determination year” and the preceding 12-month period is called “look-back year.”
(x) “Hours of Service” means hours to be credited to an Employee under the following rules:
(i)	Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

(ii)	Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period which an Employee performs no duties. No more than 501 Hours of Service will be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker’s compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.
(iii)	Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties. The same Hours of Service will not be credited both under paragraph (i) or (ii) as the case may be, and under this paragraph. These hours will be credited to the employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award agreement or payment is made.

(iv)	Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (i), (ii) and (iii); an Employee may not get double credit for the same period.

(v)	If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 90 Hours of Service for each bi-weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.

(vi)	Hours of Service to be credited on account of a payment to an Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Committee may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

(vii)	In all respects an Employee’s Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor’s regulations under Title I of ERISA.
(y) “Loan Suspense Account” means that portion Trust Fund consisting of Company Stock acquired with an Acquisition Loan which has not yet been allocated to the Participants’ Accounts.
(z) “Normal Retirement Age” means the date the Employee attains age sixty-five (65).
(aa) “Normal Retirement Date” means the first day of the month coincident with or next following the Participant’s attainment of Normal Retirement Age.

(bb) “Other Investments Account” means the account established and maintained in the name of each Participant or Beneficiary to reflect his share of the Trust Fund, other than Company Stock.
(cc) “Participant” means any active Employee who has become a participant in accordance with Section 3.01 of the Plan or any other person with an Account balance under the Plan.
(dd) “Plan” means this Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan, as amended from time to time.
(ee) “Plan Year” means the calendar year.
(ff) “Postponed Retirement Date” means the first day of the month coincident with or next following a Participant’s date of actual retirement which occurs after his Normal Retirement Date.
(gg) “Recognized Absence” means a period for which:
(i)	an Employer grants an Employee a leave of absence for a limited period of time, but only if an Employer grants such leaves of absence on a nondiscriminatory basis to all Eligible Employees; or

(ii)	an Employee is temporarily laid off by an Employer because of a change in the business conditions of the Employer; or

(iii)	an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).
(hh) “Reemployment After a Period of Uniformed Service” means:
(i)	that an Employee returned to employment with a participating Employer, within the time frame set forth in subparagraph (ii) below, after a Period of Uniformed Service (that is, the period of time in which an Employee serves in the Uniformed Services) and the following rules corresponding to provisions of the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”) apply: (1) he gives sufficient notice of leave to the Employer prior to commencing a Period of Uniformed Service, or is excused from providing such notice; (2) his employment with the Employer prior to a Period of Uniformed Service was not of a brief, non-recurrent nature that would preclude a reasonable expectation that the employment would continue indefinitely or for a significant period; (3) the Employer’s circumstances have not changed so that reemployment is unreasonable or an undue hardship to the Employer; and (4) the applicable cumulative

Periods of Uniformed Service under USERRA equals five years or less, unless service in the Uniformed Services:
(A)	in excess of five years is required to complete an initial Period of Uniformed Service;

(B)	prevents the Participant from obtaining orders releasing him or her from such Period of Uniformed Service prior to the expiration of a five-year period (through no fault of the Participant);

(C)	is required in the National Guard for drill and instruction, field exercises or active duty training, or to fulfill necessary additional training, or to fulfill necessary additional training requirements certified in writing by the Secretary of the branch of Uniformed Services concerned; or

(D)	for a Participant is:
1.	required other than for training under any provisions of law during a war or national agency declared by the President or Congress;

2.	required (other than for training) in support of an operational mission for which personnel have been ordered to active duty other than during war or national emergency;

3.	required in support of a critical mission or requirement of the Uniformed Services; or

4.	the result of being called into service as a member of the National Guard by the President in the case of rebellion or danger of rebellion against the authority of the United States Government or if the President is unable to execute the laws of the United States with the regular forces.
(ii)	The applicable statutory time frames within which an Employee must report to a Employer after a Period of Uniformed Service are as follows:
(A)	If the Period of Uniformed Service was less than 31 days,
1.	not later than the beginning of the first full regularly scheduled work period on the first full calendar day following the completion of the Period of Uniformed Service and the expiration of eight hours after a period of time allowing for the safe transportation of the Employee from the place of service in the Uniformed Services to the Employee’s residence; or

2.	as soon as possible after the expiration of the eight-hour period of time referred to in clause (ii)(A)1, if reporting within the period referred to in such clause is impossible or unreasonable through no fault of the Employee.
(B)	In the case of an Employee whose Period of Uniformed Service was for more than 30 days but less than 181 days, by submitting an application for reemployment with a participating Employer not later than 14 days after the completion of the Period of Uniformed Service or, if submitting such application within such period is impossible or unreasonable through no fault of the Employee, the next first full calendar day when submission of such application becomes reasonable.

(C)	In the case of an Employee whose Period of Uniformed Service was for more than 180 days, by submitting an application for reemployment with a participating Employer not later than 90 days after the completion of the Period of Uniformed Service.

(D)	In the case of an Employee who is hospitalized for, or convalescing from, an illness or injury related to the Period of Uniformed Service the Employee shall apply for reemployment with a Employer at the end of the period that is necessary for the Employee to recover. Such period of recovery shall not exceed two years, unless circumstances beyond the Employee’s control make reporting as above unreasonable or impossible.
(iii)	Notwithstanding subparagraph (i), Reemployment After a Period of Uniformed Service terminates upon the occurrence of any of the following:
(A)	a dishonorable or bad conduct discharge from the Uniformed Services;

(B)	any other discharge from the Uniformed Services under circumstances other than an honorable condition;

(C)	a discharge of a commissioned officer from the Uniformed Services by court martial, by commutation of sentence by court martial, or, in time of war, by the President; or

(D)	a demotion of a commissioned officer in the Uniformed Services for absence without authorized leave of at least 3 months confinement under a sentence by court martial, or confinement in a federal or state penitentiary after being found guilty of a crime under a final sentence.

(ii) “Retirement Date” means a Participant’s Normal Retirement Date or Postponed Retirement Date, whichever is applicable.
(jj) “Service” means an Employee’s period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee’s Service shall include any Service which constitutes Service with a predecessor Employer within the meaning of Section 414(a) of the Code, provided, however, that Service with an acquired entity shall not be considered Service under the Plan unless required by applicable law or agreed to by the parties to such transaction. An Employee’s Service shall also include any Service with an entity which is not an Employer, but only either (i) in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Sections 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, (ii) in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer, or (iii) all Employers aggregated with the Employer under Section 414(o) of the Code (but not until the Proposed Regulations under Section 414(o) become effective). Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
(kk) “Treasury Regulations” means the regulations promulgated by the Department of Treasury under the Code.
(ll) “Trust” means the Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan Trust created in connection with the establishment of the Plan.
(mm) “Trust Agreement” means the trust agreement establishing the Trust.
(nn) “Trust Fund” means the assets held in the Trust for the benefit of Participants and their Beneficiaries.
(oo) “Trustee” means the trustee or trustees from time to time in office under the Trust Agreement.
(pp) “Uniformed Service” means the performance of duty on a voluntary or involuntary basis in the uniformed service of the United States, including the U.S. Public Health Services, under competent authority and includes active duty, active duty for training, initial activity duty for training, inactive duty training, full-time National Guard duty, and the period for which a person is absent from a position of employment for purposes of an examination to determine the fitness of the person to perform any such duty.

(qq) “Valuation Date” means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Trust Fund and adjust the Participants’ Accounts accordingly.
(rr) “Valuation Period” means the period following a Valuation Date and ending with the next Valuation Date.
(ss) “Year of Service” means any 12-consecutive month period in which an Employee completes at least 1,000 Hours of Service.
Section 3
Eligibility and Participation
Section 3.01 Initial Participation.
(a) All Eligible Employees on the closing date of the Bank’s mutual to stock conversion shall enter the Plan and become Participants as of the later of (i) the Effective Date or (ii) the Eligible Employee’s date of hire.
(b) An Eligible Employee who is first employed by an Employer after the closing date of the Bank’s mutual to stock conversion shall be a Participant on the Entry Date following their attainment of age 21 and one Year of Service.
Section 3.02 Certain Employees Ineligible.
The following Employees are ineligible to participate in the Plan:
(a) Employees covered by a collective bargaining agreement between the Employer and the Employee’s collective bargaining representative if:
(i)	retirement benefits have been the subject of good faith bargaining between the Employer and the representative, and

(ii)	the collective bargaining agreement does not expressly provide that Employees of such unit be covered under the Plan;
(b) Leased Employees;
(c) Employees who are nonresident aliens and who receive no earned income from an Employer which constitutes income from sources within the United States; and
(d) Employees of an Affiliate that has not adopted the Plan pursuant to Sections 12.01 or 12.02 of the Plan.

Section 3.03 Transfer to and from Eligible Employment.
(a) If an Employee ineligible to participate in the Plan by reason of Section 3.02 of the Plan transfers to employment as an Eligible Employee, he shall enter the Plan as of the later of:
(i)	the first Entry Date after the date of transfer, or

(ii)	the first Entry Date on which he could have become a Participant pursuant to Section 3.01 of the Plan if his prior employment with the Bank or Affiliate had been as an Eligible Employee.
(b) If a Participant transfers to a position of employment that is not eligible to participate in the Plan by reason of Section 3.02 of the Plan, he shall cease active participation in the Plan as of the date of such transfer and his transfer shall be treated for all purposes of the Plan as any other termination of Service.
Section 3.04 Participation After Reemployment.
(a) Any Employee re-entering Service with an Employer after a One Year Break in Service who has never satisfied the eligibility requirements of Section 3.01(a) of the Plan shall not receive credit for prior Service with an Employer and shall be required to meet the eligibility requirements of Section 3.01(a) of the Plan before becoming a Participant.
(b) An Employee who has satisfied the eligibility requirements of Section 3.01(a) of the Plan but who terminates Service prior to entering the Plan and becoming a Participant in accordance with Section 3.01(b) of the Plan will become a Participant on the later of:
(i)	the first Entry Date on which he would have entered the Plan had he not terminated Service, or

(ii)	the date he re-commences Service.
(c) A Participant whose Service terminates will re-enter the Plan as a Participant on the date he re-commences Service.
Section 3.05 Participation Not Guarantee of Employment.
Participation in the Plan does not constitute a guarantee or contract of employment and will not give any Employee the right to be retained in the employ of the Bank or any of its Affiliates nor any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the Plan.
Section 3.06 Omission of Eligible Employee.
If, in any Plan Year, any Eligible Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Eligible Employee in the amount which the said Employer would have contributed regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.
Section 3.07 Inclusion of Ineligible Employee.
If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a forfeiture for the fiscal year in which the discovery is made. Any person who, after the close of a Plan Year, is retroactively treated by the Bank, an affiliated company or any other party as an Employee for such prior Plan Year shall not, for purposes of the Plan, be considered an Employee for such prior Plan Year unless expressly so treated as such by the Bank.
Section 4
Contributions
Section 4.01 Employer Contributions.
(a) Discretionary Contributions. Each Plan Year, each Employer, in its discretion, may make a contribution to the Trust. Each Employer making a contribution for any Plan Year under this Section 4.01(a) will contribute to the Trustee cash equal to, or Company Stock or other property having an aggregate fair market value equal to, such amount as the Board of Directors of the Employer shall determine by resolution. Notwithstanding the Employer’s discretion with respect to the medium of contribution, an Employer shall not make a contribution in any medium which would make such contribution a prohibited transaction (for which no exemption is provided) under Section 406 of ERISA or Section 4975 of the Code. Upon a Participant’s Reemployment After a Period of Uniformed Service, the Employer shall make an additional contribution on behalf of such Participant that would have been made on his or her behalf during the Plan Year or Years corresponding to the Participant’s Period of Uniformed Service.
(b) Employer Contributions for Acquisition Loans. Each Plan Year, the Employers shall, subject to the provisions of the Bank’s “Plan of Conversion” (as filed with the appropriate governmental agencies in connection with the Bank’s conversion from a mutual to stock form of organization) and any related regulatory prohibitions, contribute an amount of cash sufficient to enable to the Trustee to discharge any indebtedness incurred with respect to an Acquisition Loan pursuant to the terms of the Acquisition Loan. The Employers’ obligation to make contributions under this Section 4.01(b) shall be reduced to the extent of any investment earnings attributable to such contributions and any cash dividends paid with respect to Company Stock held by the Trustee in the Loan Suspense

Account. If there is more than one Acquisition Loan, the Employers shall designate the one to which any contribution pursuant to this Section 4.01(b) is to be applied.
Section 4.02 Limitations on Contributions.
In no event shall an Employer’s contribution(s) made under Section 4.01 of the Plan for any Plan Year exceed the lesser of:
(a) The maximum amount deductible under Section 404 of the Code by that Employer as an expense for Federal income tax purposes; and
(b) The maximum amount which can be credited for that Plan Year in accordance with the allocation limitation provisions of Section 5.05 of the Plan.
Section 4.03 Acquisition Loans.
The Trustee may incur Acquisition Loans from time to time to finance the acquisition of Company Stock for the Trust or to repay a prior Acquisition Loan. An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest, and shall not be payable on demand except in the event of default, and shall be primarily for the benefit of Participants and Beneficiaries of the Plan. An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired and any other Plan assets which are permissible security within the provisions of Section 54.4975-7(b) of the Treasury Regulations. No other assets of the Plan or Trust may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any other Trust assets. Any pledge of Financed Shares must provide for the release of shares so pledged on a basis equal to the principal and interest (or if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), paid by the Trustee on the Acquisition Loan. The released Financed Shares shall be allocated by Participants’ Accounts in accordance with the provisions of Sections 5.04 or 5.08 of the Plan, whichever is applicable. Payment of principal and interest on any Acquisition Loan shall be made by the Trustee only from the Employer contributions paid in cash to enable the Trustee to repay such loan in accordance with Section 4.01(b) of the Plan, from earnings attributable to such contributions, and any cash dividends received by the Trustee on Financed Shares acquired with the proceeds of the Acquisition Loan (including contributions, earnings and dividends received during or prior to the year of repayment less such payments in prior years), whether or not allocated. Financed Shares shall initially be credited to the Loan Suspense Account and shall be transferred for allocation to the Company Stock Account of Participants only as payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan are made by the Trustee. The number of Financed Shares to be released from the Loan Suspense Account for allocation to Participants’ Company Stock Account for each Plan Year shall be based on the ratio that the payments of principal and interest (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan for that Plan Year bears to the sum of the payments of principal and interest on the Acquisition Loan for that Plan Year plus the total remaining payment of principal and interest projected (or, if the requirements of Section 54.4975-7(b)(8)(ii) of the Treasury Regulations are met and the Employer so elects, principal payments only), on the Acquisition Loan over the duration of the Acquisition Loan repayment period, subject to the provisions of Section 5.05 of the Plan.
Section 4.04. Conditions as to Contributions.
In addition to the provisions of Section 12.03 of the Plan for the return of an Employer’s contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the Employer originally made such contribution, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account for any adverse investment experience within the Trust in order that the balance credited to each Participant’s Accounts is not less that it would have been if the contribution had never been made by the Employer.
Section 4.05 Employee Contributions.
Employee contributions are neither required nor permitted under the Plan.
Section 4.06 Rollover Contributions.
Rollover contributions of assets from other tax-qualified retirement plans are not permitted under the Plan.
Section 4.07 Trustee-to-Trustee Transfers.
Trustee-to-trustee transfer of assets from other tax-qualified retirement plans are not permitted under the Plan.
Section 5
Plan Accounting
Section 5.01 Accounting for Allocations.
The Committee shall establish the Accounts (and sub-accounts, if deemed necessary) for each Participant, and the accounting procedures for the purpose of making the allocations to the Participants’ Accounts provided for in this Section 5. The Committee shall maintain adequate records of the cost basis of shares of Company Stock allocated to each Participant’s Company Stock Account. The Committee also shall keep separate records of Financed Shares attributable to each Acquisition Loan and of contributions made by the Employers (and any earnings thereon) made for the purpose of enabling the Trustee to repay any Acquisition Loan. From time to time, the Committee may modify its accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the Accounts of Participants, in accordance with the provisions of this Section 5 and the applicable requirements of the Code and ERISA. In accordance with Section 9 of the Plan, the Committee may delegate the responsibility for maintaining Accounts and records.
Section 5.02 Maintenance of Participants’ Company Stock Accounts.
As of each Valuation Date, the Committee shall adjust the Company Stock Account of each Participant to reflect activity during the Valuation Period as follows:
(a) First, charge to each Participant’s Company Stock Account all distributions and payments made to him that have not been previously charged;
(b) Next, credit to each Participant’s Company Stock Account the shares of Company Stock, if any, that have been purchased with amounts from his Other Investments Account, and adjust such Other Investments Account in accordance with the provisions of Section 5.03 of the Plan;
(c) Next, credit to each Participant’s Company Stock Account the shares of Company Stock representing contributions made by the Employers in the form of Company Stock and the number of Financed Shares released from the Loan Suspense Account under Section 4.03 of the Plan that are to be allocated and credited as of that date in accordance with the provisions of Section 5.04 of the Plan; and
(d) Finally, credit to each Participant’s Company Stock Account the shares of Company Stock released from the Loan Suspense Account that are to be allocated in accordance with the provisions of Section 5.08 of the Plan.
Section 5.03 Maintenance of Participants’ Other Investments Accounts.
Except as otherwise provided for under Section 5.09 of the Plan, as of each Valuation Date, the Committee shall adjust the Other Investments Account of each Participant to reflect activity during the Valuation Period as follows:
(a) First, charge to each Participant’s Other Investments Account all distributions and payments made to him that have not previously been charged;
(b) Next, if Company Stock is purchased with assets from a Participant’s Other Investments Account, the Participant’s Other Investments Account shall be charged accordingly;
(c) Next, subject to the dividend provisions of Section 5.08 of the Plan, credit to the Other Investments Account of each Participant any cash dividends paid to the Trustee on shares of Company Stock held in that Participant’s Company Stock Account (as of the record date for such cash dividends) and dividends paid on shares of Company Stock held in the Loan Suspense Account that have not been used to repay any Acquisition Loan. Cash dividends that have not been used to repay an Acquisition Loan and have been credited to a

Participant’s Other Investments Account shall be applied by the Trustee to purchase shares of Company Stock, which shares shall then be credited to the Company Stock Account of such Participant. The Participant’s Other Investments Account shall then be charged by the amount of cash used to purchase such Company Stock or used to repay any Acquisition Loan. In addition, any earnings on:
(i)	Other Investments Accounts, including cash proceeds from the sale or disposition of Company Stock pursuant to Section 5.09 of the Plan, will be allocated to Participants’ Other Investments Account, pro rata, based on such Other Investment Accounts balances as of the first day of the Valuation Period, and

(ii)	The Loan Suspense Account, other than dividends used to repay the Acquisition Loan, will be allocated to Participants’ Other Investments Accounts, pro rata, based on their Other Investment Account Balances as of the first day of the Valuation Period; provided, however, that shares of Company Stock allocated pursuant to Section 5.09 of the Plan shall be allocated to the Participants’ Company Stock Account in accordance with the provisions of the Section 5.09 of the Plan.
(d) Next, allocate and credit the Employer contributions made pursuant to Section 4.01(b) of the Plan for the purpose of repaying any Acquisition Loan in accordance with Section 5.04 of the Plan. Such amount shall then be used to repay any Acquisition Loan and such Participant’s Other Investments Account shall be charged accordingly; and
(e) Finally, allocate and credit the Employer contributions (other than amounts contributed to repay an Acquisition Loan) that are made in cash (or property other than Company Stock) for the Plan Year to the Other Investments Account of each Participant in accordance with Section 5.04 of the Plan.
Section 5.04 Allocation and Crediting of Employer Contributions.
(a) Except as otherwise provided for in Sections 5.08 and 5.09 of the Plan, as of the Valuation Date for each Plan Year:
(i)	Company Stock released from the Loan Suspense Account for that year and shares of Company Stock contributed directly to the Plan by an Employer shall be allocated and credited to each Active Participant’s (as defined in paragraph (b) of this Section 5.04) Company Stock Account based on the ratio that each Active Participant’s Compensation bears to the aggregate Compensation of all Active Participants for the Plan Year, provided, however, that, for purposes of this Section, an Active Participant’s Compensation shall not be considered for any part of a Plan Year prior to the date the Participant commenced participation in the Plan, and then

(ii)	The cash contributions not used to repay an Acquisition Loan and any other property (other than shares of Company Stock) contributed for that year shall be allocated and credited to each Active Participant’s Other Investments Account based on the ratio determined by comparing each Active Participant’s Compensation to the aggregate Compensation of all Active Participants for the Plan Year.
.
(b) For purposes of this Section 5.04, the term “Active Participant” means those Employees who:
(i)	were employed by that Employer, including Employees on a Recognized Absence, on the last day of the Plan Year and completed 1,000 Hours of Service during the Plan Year, or
(ii)	who terminated employment during the Plan Year by reason of death, Disability, or attainment of their Retirement Date.
Section 5.05 Limitations on Allocations.
(a) In General. Subject to the provisions of this Section 5.05, Section 415 of the Code shall be incorporated by reference into the terms of the Plan. No allocation shall be made under Section 5.04 of the Plan that would result in a violation of Section 415 of the Code.
(b) Code Section 415 Compensation. For purposes of this Section 5.05, Compensation shall be adjusted to reflect the general rule of Section 1.415-2(d) of the Treasury Regulations.
(c) Limitation Year. The “limitation year” (within the meaning of Section 415 of the Code) shall be the calendar year.
(d) Multiple Defined Contribution Plans. In any case where a Participant also participates in another defined contribution plan of the Bank or its Affiliates, the appropriate committee of such other plan shall first reduce the after-tax contributions under any such plan, shall then reduce any elective deferrals under any such plan subject to Section 401(k) of the Code, shall then reduce all other contributions under any other such plan and, if necessary, shall then reduce contributions under this Plan, subject to the provisions of paragraph (f) of this Section 5.05.
(e) Excess Allocations. If, after applying the allocation provisions under Section 5.04 of the Plan, allocations under Section 5.04 of the Plan would otherwise result in a Participant’s account being in violation of Section 415 of the Code, the Committee shall reduce the Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for that Participant if that Participant is covered by the Plan as of the end of the limitation year. However, if that Participant is not covered by the Plan as of the end of the limitation year, then the excess amounts shall be held unallocated in a suspense account for the limitation year and allocated and reallocated in the next limitation year to all the remaining Participants in the Plan; furthermore, the excess amounts shall be used to reduce Employer contributions for the next limitation year (and succeeding limitation years, as necessary) for all the remaining Participants in the Plan.
(f) Allocations Pursuant to Section 5.09. For purposes of this Section 5.05, no amount credited to any Participant’s Account pursuant to Section 5.09 of the Plan shall be counted as an “annual addition” for purposes of Section 415 of the Code. In the event any amount cannot be allocated to Affected Participants (as defined in Section 5.09 of the Plan) under the Plan pursuant to the Section 5.09 of the Plan in the year of a Change in Control, the amount which may not be so allocated in the year of the Change in Control shall be treated in accordance with paragraph (f) of this Section 5.05.
Section 5.06 Other Limitations.
Aside from the limitations set forth in Sections 5.05 of the Plan, in no event shall more than one-third of the Employer contributions to the Plan be allocated to the Accounts of Highly Compensated Employees. In the event more than one-third of the Employer Contributions to the Plan are allocated to the Accounts of Highly Compensated Employees, the Committee shall determine the allocation of the reduced amount among the Highly Compensated Employees such that the relative share of the Employer Contributions allocable to a Highly Compensated Employee is equal to such Highly Compensated Employee’s share of the contributions allocable to all Highly Compensated Employees if this Section 5.06 were inapplicable.
Section 5.07 Limitations as to Certain Section 1042 Transactions.
To the extent that a shareholder of Company Stock sell qualifying Company Stock to the Plan and elects (with the consent of the Bank) nonrecognition of gain under Section 1042 of the Code, no portion of the Company Stock purchased in such nonrecognition transaction (or dividends or other income attributable thereto) may accrue or be allocated during the nonallocation period (the ten (10) year period beginning on the later of the date of the sale of the qualified Company Stock or the date of the Plan allocation attributable to the final payment of an Acquisition Loan incurred in connection with such sale) for the benefit of:
(a) The selling shareholder;
(b) the spouse, brothers or sisters (whether by the whole or half blood), ancestors or lineal descendants of the selling shareholder or descendant referred to in (a) above; or
(c) any other person who owns, after application of Section 318(a) of the Code, more than twenty-five percent (25%) of:
(i)	any class of outstanding stock of the Bank or any Affiliate, or

(ii)	the total value of any class of outstanding stock of the Bank or any Affiliate.

For purposes of this Section 5.07, Section 318(a) of the Code shall be applied without regard to the employee trust exception of Section 318(a)(2)(B)(i) of the Code.
Section 5.08 Dividends.
(a) Stock Dividends. Dividends on Company Stock which are received by the Trustee in the form of additional Company Stock shall be retained in the portion of the Trust Fund consisting of Company Stock, and shall be allocated among the Participant’s Accounts and the Loan Suspense Account in accordance with their holdings of the Company Stock on which the dividends have been paid.
(b) Cash Dividends on Allocated Shares. Dividends on Company Stock credited to Participants’ Accounts which are received by the Trustee in the form of cash shall, at the direction of the Bank, either:
(i)	be credited to Participants’ Accounts in accordance with Section 5.03 of the Plan and invested as part of the Trust Fund;

(ii)	be distributed immediately to the Participants;

(iii)	be distributed to the Participants within ninety (90) days of the close of the Plan Year in which paid; or

(iv)	be used to repay first principal and then, if available, interest on the Acquisition Loan used to acquire Company Stock on which the dividends were paid.
In addition to the alternatives specified in the preceding paragraph regarding the treatment of cash dividends paid with respect to shares of Company Stock credited to Participants’ Accounts, if authorized by the Committee for the Plan Year, a Participant may elect that cash dividends paid on Company Stock credited to the Participant’s Account shall either be:
(i)	paid to the Plan, reinvested in Company Stock and credited to the Participant’s Account;

(ii)	distributed in cash to the Participant; or

(iii)	distributed to the Participant within ninety (90) days of the close of the Plan Year in which paid.
Dividends subject to an election under this paragraph (and any Company Stock acquired therewith pursuant to a Participant’s election) shall at all times be fully vested. To the extent the Committee authorizes dividend elections pursuant to this paragraph, the Committee shall establish policies and procedures relating to Participant elections and, if applicable, the reinvestment of cash dividends in Company Stock, which are consistent with guidance issued under Section 404(k) of the Code.

(c) Cash Dividends on Unallocated Shares. Dividends on Company Stock held in the Loan Suspense Account which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of first principal and then, if available, interest under the Acquisition Loan incurred with the purchase of the Company Stock.
(d) Financed Shares. Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to such Company Stock shall be allocated under Sections 5.03 and 5.04 of the Plan as follows:
(i)	First, Financed Shares with a fair market value at least equal to the dividends paid with respect the Company Stock allocated to Participants’ Accounts shall be allocated among and credited to the Accounts of such Participants, pro rata, according to the number of shares of Company Stock held in such accounts on the date such dividend is declared by the Company;

(ii)	Then, any remaining Financed Shares released from the Loan Suspense Account by reason of dividends paid with respect to Company Stock held in the Loan Suspense Account shall be allocated among and credited to the Accounts of all Participants, pro rata, according to each Participant’s Compensation.
Section 5.09 Allocations Upon Termination Prior to Satisfaction of Acquisition Loan.
(a) Notwithstanding any other provision of the Plan, in the event of a Change in Control, the Plan shall terminate as of the effective date of the Change in Control and, as soon as practicable thereafter, the Trustee shall repay in full any outstanding Acquisition Loan. In connection with such repayment, the Trustee shall: (i) apply cash, if any, received by the Plan in connection with the transaction constituting a Change in Control, with respect to the unallocated shares of Company Stock acquired with the proceeds of the Acquisition Loan, and (ii) to the extent additionally required to effect the repayment of the Acquisition Loan, obtain cash through the sale of any stock or security received by the Plan in connection with such transaction, with respect to such unallocated shares of Company Stock. After repayment of the Acquisition Loan, all remaining shares of Company Stock held in the Loan Suspense Account, all other stock or securities, and any cash proceeds from the sale or other disposition of any shares of Company Stock held in the Loan Suspense Account, shall be allocated among the Accounts of all Participants who were employed by an Employer on the date immediately preceding the effective date of the Change in Control. Such allocations of shares or cash proceeds shall be credited as earnings for purposes of Section 5.05 of the Plan and Section 415 of the Code, as of the effective date of the Change in Control, to the Account of each Participant who is either in active Service with an Employer, or is on a Recognized Absence, on the date immediately preceding the effective date of the Change of Control (each an “Affected Participant”), in proportion to the opening balances in their Company Stock Accounts as of the first day of the current Valuation Period. As of the effective date of a Change in Control, all Participant Accounts shall be fully vested and nonforfeitable.

(b) In the event of a termination of the Plan in connection with a Change in Control, this Section 5.09 shall have no force and effect unless the price paid for the Company Stock in connection with a Change in Control is greater than the average basis of the unallocated Company Stock held in the Loan Suspense Account as of the date of the Change in Control.
Section 5.10 Erroneous Allocations.
No Participant shall be entitled to any annual additions or other allocations to his Account in excess of those permitted under Section 5. If it is determined at any time that the administrator and/or Trustee have erred in accepting and allocating any contributions or forfeitures under this Plan, or in allocating investment adjustments, or in excluding or including any person as a Participant, then the administrator, in a uniform and nondiscriminatory manner, shall determine the manner in which such error shall be corrected, after taking into consideration Sections 3.6 and 3.7 and any revenue procedure or other notice published by the Internal Revenue Service regarding permissible correction methods, if applicable, and shall promptly advise the Trustee in writing of such error and of the method for correcting such error. The Accounts of any or all Participants may be revised, if necessary, in order to correct such error.
Section 6
Vesting
Section 6.01 Deferred Vesting in Accounts.
(a) A Participant shall become vested in his Accounts in accordance with the following schedule:

Years of Service	Vested Percentage
(b) For purposes of determining a Participant’s Years of Service under this Section 6.01, employment with the Bank or an Affiliate shall be deemed employment with the Employer. With respect to Employees who enter the Plan pursuant to Section 3.01(a) of the Plan, for purposes of determining a Participant’s vested percentage, all Years of Service shall be included. With respect to Employees who enter the Plan pursuant to Section 3.01(b) of the Plan, for purposes of determining a Participant’s vested percentage, all Years of Service shall be included, subject to the provisions of Section 6.05 of the Plan. Notwithstanding any provision of the Plan to the contrary, calculation of Service for determining a Participant’s Vested Percentage with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

Section 6.02 Immediate Vesting in Certain Situations.
(a) Notwithstanding Section 6.01(a) of the Plan, a Participant shall become fully vested in his Accounts upon the earlier of:
(i)	termination of the Plan or upon the permanent and complete discontinuance of contributions by his Employer to the Plan; provided, however, that in the event of a partial termination, the interest of each Participant shall fully vest only with respect to that part of the Plan which is terminated;

(ii)	The Participant’s Normal Retirement Age;

(iii)	A Change in Control; or

(iv)	Termination of employment by reason of death or Disability. For purposes of this Section 6.02, benefits payable in the event of a Participant’s death or Disability while performing qualified military service shall fully vest in accordance with Section 414(u)(9) of the Code.
Section 6.03 Treatment of Forfeitures.
(a) If a Participant who is not fully vested in his Accounts terminates employment, that portion of his Accounts in which he is not vested shall be forfeited upon the earlier of:
(i)	The date the Participant receives a distribution of his entire vested benefits under the Plan, or

(ii)	The date at which the Participant incurs five (5) consecutive Breaks in Service.
(b) If a Participant who has terminated employment and has received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer prior to incurring five (5) consecutive Breaks in Service, he shall have the portion of his Accounts which was previously forfeited restored to his Accounts, provided he repays to the Trustee within five (5) years of his subsequent employment date an amount equal to the distribution. The amount restored to the Participant’s Account shall be credited to his Account as of the last day of the Plan Year in which the Participant repays the distributed amount to the Trustee and the restored amount shall come from other Employees’ forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. If a Participant’s employment terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of employment.

(c) If a Participant who has terminated employment but has not received a distribution of his entire vested benefits under the Plan is subsequently reemployed by an Employer subsequent to incurring five (5) consecutive Breaks in Service, any undistributed balance of his Accounts from his prior participation which was not forfeited shall be maintained as a fully vested subaccount with his Account.
(d) If a portion of a Participant’s Account is forfeited, assets other than Company Stock must be forfeited before any Company Stock may be forfeited.
(e) Forfeitures shall be reallocated among the other Participants in the Plan.
Section 6.04 Accounting for Forfeitures.
A forfeiture shall be charged to the Participant’s Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 6.03 of the Plan. Except as otherwise provided in Section 6.03 of the Plan, a forfeiture shall be added to the contributions of the terminated Participant’s Employer which are to be credited to other Participants pursuant to Section 4 as of the last day of the Plan Year in which the forfeiture becomes certain.
Section 6.05 Vesting Upon Reemployment.
(a) If an Employee is not vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Employee shall receive credit for his Years of Service prior to his Break in Service only if the number of consecutive Breaks in Service is less than the greater of: (i) five (5) years or (ii) the aggregate number of his Years of Service credited before his Break in Service.
(b) If a Participant is partially vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for his Years of Service prior to his Break in Service; provided, however, that after five (5) consecutive Breaks in Service, a former Participant’s vested interest in his Accounts attributable to Years of Service prior to his Break in Service shall not be increased as a result of his Years of Service following his reemployment date.
(c) If a Participant is fully vested in his Accounts, incurs a Break in Service and again performs an Hour of Service, such Participant shall receive credit for all his Years of Service prior to his Breaks in Service.

Section 7
Distributions
Section 7.01 Distribution of Benefit Upon a Termination of Employment.
(a) A Participant whose employment terminates for any reason shall receive the entire vested portion of his Accounts in a single payment on a date selected by the Committee; provided, however, that such date shall be on or before the 60th day after the end of the Plan Year in which the Participant’s employment terminated. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment. Subject to the provisions of Section 7.05 of the Plan, if the Committee so provides, a Participant may elect that his benefits be distributed to him in the form of Company Stock, cash, or some combination thereof. In addition, if a Participant did not receive a distribution of his vested Account balance but his non-vested Account balance was forfeited after a one-year Break in Service, such nonvested Account balance shall be restored if the Plan terminates before the Participant has a five-year Break in Service. If the Participant did not receive a distribution of his vested Account balance, any forfeiture restored shall include earnings that would have been credited to the Account but for the forfeiture.
(b) Notwithstanding paragraph (a) of this Section 7.01, if the balance credited to a Participant’s Accounts exceeds, at the time such benefit was distributable, $1,000, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Treasury Regulations that provides a general description of the material features of a lump sum distribution and the Participant’s right to defer receipt of his benefits under the Plan. The notice shall be provided no less than 30 days and no more than ninety (90) days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than ninety (90) days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Treasury Regulations is given, if:
(i)	the Committee clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.
A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee.

Section 7.02 Minimum Distribution Requirements.
(a) General Rules.
(i)	Precedence. The requirements of this Section 7.02 will take precedence over any inconsistent provisions of the Plan.

(ii)	Requirements of Treasury Regulations Incorporated. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under section 401(a)(9) of the Internal Revenue Code.

(iii)	TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.
(b) Time and Manner of Distribution.
(i)	Required Beginning Date. The participant’s entire interest will be distributed, or begin to be distributed, to the participant no later than the participant’s required beginning date.

(ii)	Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:
(A)	If the participant’s surviving spouse is the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2, if later.

(B)	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, then, except as provided in the adoption agreement, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died.

(C)	If there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, the participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.

(D)	If the participant’s surviving spouse is the participant’s sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section (b)(ii), other than section (b)(ii)(A), will apply as if the surviving spouse were the participant.
(iii)	Forms of Distribution. All distributions under this Plan will be made in a single lump sum.
(c) Required Minimum Distributions During Participant’s Lifetime.
(i)	Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:
(A)	the quotient obtained by dividing the participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s age as of the participant’s birthday in the distribution calendar year; or

(B)	if the participant’s sole designated beneficiary for the distribution calendar year is the participant’s spouse, the quotient obtained by dividing the participant’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the participant’s and spouse’s attained ages as of the participant’s and spouse’s birthdays in the distribution calendar year; or
(ii)	Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant’s date of death.
(d) Required Minimum Distributions After Participant’s Death.
(i)	Death On or After Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant’s designated beneficiary, determined as follows:

1.	The participant’s remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

2.	If the participant’s surviving spouse is the participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3.	If the participant’s surviving spouse is not the participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant’ death, reduced by one for each subsequent year.
(B)	No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the participant’s remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.
(ii)	Death Before Date Distributions Begin.
(A)	Participant Survived by Designated Beneficiary. Except as provided in the adoption agreement, if the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant’s death is the quotient obtained by dividing the participant’s account balance by the remaining life expectancy of the participant’s designated beneficiary, determined as provided in this Section.

(B)	No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant’s death, distribution of the participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant’s death.
(C)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant’s surviving spouse is the participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse, this section will apply as if the surviving spouse were the participant.
(e) Definitions for Section 7.02.
(i)	Designated beneficiary. The individual who is designated as the beneficiary under the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(ii)	Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant’s required beginning date. For distributions beginning after the participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under section (b)(ii). The required minimum distribution for the participant’s first distribution calendar year will be made on or before the participant’s required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(iii)	Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

(iv)	Participant’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.
Section 7.03 Benefits on a Participant’s Death.

(a) If a Participant dies before his benefits are paid pursuant to Section 7.01 of the Plan, the balance credited to his Accounts shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which the Participant died. If the Participant has not named a Beneficiary or if his named Beneficiary should not survive him, then the balance in his Account shall be paid to his estate. The benefits from that portion of the Participant’s Other Investments Account shall be calculated on the basis of the most recent Valuation Date before the date of payment.
(b) If a married Participant dies before his benefit payments begin, then, unless he has specifically elected otherwise, the Committee shall cause the balance in his Accounts to be paid to his spouse, as Beneficiary. A married Participant may name an individual other than his spouse as his Beneficiary, provided that such election is accompanied by the spouse’s written consent, which must:
(i)	acknowledge the effect of the election;

(ii)	explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the spouse’s further consent or that it may be changed without such consent; and

(iii)	must be witnessed by the Committee, its representative, or a notary public.
This requirement shall not apply if the Participant establishes to the Committee’s satisfaction that the spouse may not be located.
(c) The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant’s marital status. Each Employer shall provide the Committee with the most reliable information in the Employer’s possession regarding its Participants’ marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee’s good faith and reasonable reliance upon information obtained from a Participant as to the Participant’s marital status.
Section 7.04 Delay in Benefit Determination.
If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to this Section 7, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

Section 7.05 Options to Receive and Sell Stock.
(a) Unless ownership of virtually all Company Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Company Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant’s entire vested interest in his Accounts in the form of Company Stock. In that event, the Committee shall apply the Participant’s vested interest in his Other Investments Account to purchase sufficient Company Stock to make the required distribution.
(b) Any Participant who receives Company Stock pursuant to this Section, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall have the right to require the Employer which issued the Company Stock to purchase the Company Stock for its current fair market value (hereinafter referred to as the “put right”). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Company Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Company Stock’s current fair market value. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer’s rights and obligations with respect to purchasing the Stock. However, the put right shall not apply to the extent that the Company Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations.
(c) With respect to a put right, the Employer or the Trustee, as the case may be, may elect to pay for the Company Stock in equal periodic installments, not less frequently than annually, over a period not longer than five (5) years from the 30th day after the put right is exercised pursuant to paragraph (b) of this Section 7.05, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.
(d) Nothing contained in this Section 7.05 shall be deemed to obligate any Employer to register any Company Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Company Stock. The put right described in this Section 7.05 may only be exercised by a person described in the paragraph (b) of this Section 7.05, and may not be transferred with any Company Stock to any other person. As to all Company Stock purchased by the Plan in exchange for any Acquisition Loan, the put right be nonterminable. The put right for Company Stock acquired through a Acquisition Loan shall continue with respect to such Company Stock after the Acquisition Loan is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to any put, call or other option or buy-sell or similar arrangement while held by, and when distributed from, the Plan, whether the Plan is then an employee stock ownership plan.
Section 7.06 Restrictions on Disposition of Stock.
Except in the case of Company Stock which is traded on an established market, a Participant who receives Company Stock pursuant to this Section 7, and any person who has received Company Stock from the Plan or from such a Participant by reason of the Participant’s death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover distribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Company Stock to any other person, first offer the Company Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Company Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 7.06, as applicable, as well as any other restrictions upon the transfer of the Company Stock imposed by federal and state securities laws and regulations.
Section 7.07 Direct Transfer of Eligible Plan Distributions.
(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee (as defined below) may elect to have any portion of an eligible rollover distribution (as defined below) paid directly to an eligible retirement plan (as defined below) specified by the distributee in a direct rollover (as defined below). A “distributee” includes a Participant or former Participant. In addition, the Participant’s or former Participant’s surviving spouse and the Participant’s or former Participant’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse. For purposes of this Section 7.07 a “direct rollover” is a payment by the Plan to the eligible retirement plan specified by the distributee.
(b) To effect such a direct transfer, the distributee must notify the Committee that a direct rollover is desired and provide to the Committee sufficient information regarding the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.
(c) For purposes of this Section 7.07, an “eligible rollover distribution” shall have the meaning set forth in Section 402(c)(4) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant’s Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually)

made (i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or (ii) for a period of ten (10) years or more. Further, the term “eligible rollover distribution” shall not include any distribution required to be made under Section 401(a)(9) of the Code or, the portion of any distribution that is not includible in gross income (determined without regard to the exclusions for net unrealized appreciation with respect to Company Stock). To the extent applicable under the Plan, “eligible rollover distributions” shall also not include any hardship distribution described in Section 401(k)(2)(B)(i)(IV) of the Code.
(d) For purposes of this Section 7.07, an “eligible retirement plan” shall have the meaning set forth in Section 402(c)(8) of the Code and any Treasury Regulations promulgated thereunder. To the extent such meaning is not consistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code, (ii) an individual retirement annuity described in Section 408(b) of the Code, (iii) an annuity or annuity plan described in Section 403(a) or Section 403(b) of the Code, (iv) a qualified trust described in Section 401(a) of the Code, or (v) a governmental plan under Section 457 of the Code that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan means an individual retirement account or individual retirement annuity.
(e) An eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order as defined in Section 414(p) of the Code.
Section 7.08 Waiver of 30-Day Period After Notice of Distribution.
If a distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:
(i)	the Trustee or Committee, as applicable, clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular option), and

(ii)	the Participant, after receiving the notice, affirmatively elects a distribution.

Section 8
Voting of Company Stock and Tender Offers
Section 8.01 Voting of Company Stock.
(a) In General. The Trustee shall generally vote all shares of Company Stock held in the Trust in accordance with the provisions of this Section 8.01.
(b) Allocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts shall be voted by the Trustee in accordance with the Participants’ written instructions.
(c) Uninstructed and Unallocated Shares. Shares of Company Stock which have been allocated to Participants’ Accounts but for which no written instructions have been received by the Trustee regarding voting shall be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Shares of unallocated Company Stock shall also be voted by the Trustee in a manner calculated to most accurately reflect the instructions the Trustee has received from Participants regarding voting shares of allocated Company Stock. Notwithstanding the preceding two sentences, all shares of Company Stock which have been allocated to Participants’ Accounts and for which the Trustee has not timely received written instructions regarding voting and all unallocated shares of Company Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the best interests of the Participants and Beneficiaries.
(d) Voting Prior to Allocation. In the event no shares of Company Stock have been allocated to Participants’ Accounts at the time Company Stock is to be voted, each Participant shall be deemed to have one share of Company Stock allocated to his Accounts for the sole purpose of providing the Trustee with voting instructions.
(e) Procedure and Confidentiality. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Company Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Company Stock allocated to their Accounts or deemed allocated to their Accounts for purposes of voting. The instructions of the Participants with respect to the voting of shares of Company Stock shall be confidential.
Section 8.02 Tender Offers.
In the event of a tender offer, Company Stock shall be tendered by the Trustee in the same manner set forth in Section 8.01 of the Plan regarding the voting of Company Stock.

Section 9
The Committee and Plan Administration
Section 9.01 Identity of the Committee.
The Committee shall consist of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon ten (10) days written notice to such individual and any individual may resign from the Committee at any time without reason upon ten (10) days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.
Section 9.02 Authority of Committee.
(a) The Committee shall be the “plan administrator” within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically:
(i)	allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement;

(ii)	delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee; or

(iii)	allocated to other parties by operation of law.
(b) The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan.
(c) The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement.
(d) In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay such individuals reasonable compensation and expenses for their services rendered with respect to the operation or administration of the Plan to the extent such payments are not otherwise prohibited by law.
Section 9.03 Duties of Committee.
(a) The Committee shall keep whatever records may be necessary in connection with the maintenance of the Plan and shall furnish to the Employers whatever reports may be required from time to time by the Employers. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required with respect to the Plan under ERISA and the Code and other applicable laws.
(b) The Committee shall have exclusive responsibility and authority with respect to the Plan’s holdings of Company Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Company Stock and the creation and satisfaction of any Acquisition Loan to the extent such responsibilities are not set forth in the Trust Agreement.
(c) The Committee shall at all times act consistently with the Bank’s long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Company Stock. Subject to the direction of the Committee with respect to any Acquisition Loan pursuant to the provisions of Section 4.03 of the Plan, and subject to the provisions of Sections 7.05 and 11.04 of the Plan as to Participants’ rights under certain circumstances to have their Accounts invested in Company Stock or in assets other than Company Stock, the Committee shall determine, in its sole discretion, the extent to which assets of the Trust shall be used to repay any Acquisition Loan, to purchase Company Stock, or to invest in other assets selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Company Stock or investments other than Company Stock shall restrict the Committee from changing any holdings of the Trust Fund, whether the changes involve an increase or a decrease in the Company Stock or other assets credited to Participants’ Accounts. In determining the proper extent of the Trust Fund’s investment in Company Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents and to pay their reasonable compensation and expenses to the extent such payments are not prohibited by law.
(d) If the valuation of any Company Stock is not established by reported trading on a generally recognized public market, then the Committee shall have the exclusive authority and responsibility to determine value of the Company Stock for all purposes under the Plan. Such value shall be determined as of each Valuation Date and on any other date as of which the Trustee purchases or sells Company Stock in a manner consistent with Section 4975 of the Code and the Treasury Regulations thereunder. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm’s length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of Company Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.
Section 9.04 Compliance with ERISA and the Code.
The Committee shall perform all acts necessary to ensure the Plan’s compliance with ERISA and the Code. Each individual member of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA and the Code.

Section 9.05 Action by Committee.
All actions of the Committee shall be governed by the affirmative vote of a number of the members of the Committee which is a majority of the total number of the members of the Committee. The members of the Committee may meet informally and may take any action without meeting as a group.
Section 9.06 Execution of Documents.
Any instrument executed by the Committee may be signed by any member of the Committee.
Section 9.07 Adoption of Rules.
The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper operation, administration and interpretation of the Plan.
Section 9.08 Responsibilities to Participants.
The Committee shall determine which Employees qualify to participate in the Plan. The Committee shall furnish to each Eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA or the Code (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Section 7, and the Committee shall provide for the payment of benefits in the proper form and amount from the Trust. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with the terms of the Plan, applicable law, and the best interests of the individuals concerned.
Section 9.09 Alternative Payees in Event of Incapacity.
If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his spouse, his legal guardian, or the person having actual custody of him. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 9.09, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

Section 9.10 Indemnification by Employers.
Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon the Committee or such individual in connection with any claim made against the Committee or such individual or in which the Committee or such individual may be involved by reason of being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.
Section 9.11 Abstention by Interested Member.
Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits under the Plan, unless his abstention would render the Committee incapable of acting on the matter.
Section 10
Rules Governing Benefit Claims
Section 10.01 Claim for Benefits.
Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant’s benefits in the standard form prescribed by Section 7 of the Plan.
Section 10.02 Notification by Committee.
Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:
(a) each specific reason for the denial;
(b) specific references to the pertinent Plan provisions on which the denial is based;
(c) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

(d) an explanation of the claims review procedures set forth in Section 10.03 of the Plan.
Section 10.03 Claims Review Procedure.
Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee’s determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants’ and Beneficiaries’ rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee’s final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.
Section 11
The Trust
Section 11.01 Creation of Trust Fund.
All amounts received under the Plan from an Employer and investments shall be held in a Trust Fund pursuant to the terms of this Plan and the Trust Agreement. The benefits described in this Plan shall be payable only from the assets of the Trust Fund. Neither the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, nor the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.
Section 11.02 Company Stock and Other Investments.
Trust Fund held by the Trustee shall be divided into Company Stock and investments other than Company Stock. The Trustee shall have no investment responsibility for the portion of the Trust Fund consisting of Company Stock, but shall accept any Employer contributions made in the form of Company Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Company Stock in accordance with the instructions of the Committee.
Section 11.03 Acquisition of Company Stock.
From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Company Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Company Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 9.03(d) of the Plan. The

Committee may direct the Trustee to finance the acquisition of Company Stock through an Acquisition Loan subject to the provisions of Section 4.03 of the Plan.
Section 11.04 Participants’ Option to Diversify.
The Committee shall provide for a procedure under which each Participant may, during the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Accounts committed to alternative investment options within an “Investment Fund.” For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Accounts committed to other investments. The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached aged 55 and completed 10 years of participation in the Plan; a Participant’s election to diversify his Accounts must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Committee shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Committee may, in its discretion, permit a transfer of a portion of the Participant’s Accounts to the Savings Plan in order to satisfy this Section 11.04, provided such investments comply with Section 401(a)(28)(B) and such transfer is not otherwise prohibited under the Code or ERISA. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 11.04.
Section 12
Adoption, Amendment and Termination
Section 12.01 Adoption of Plan by Other Employers.
With the consent of the Bank, any entity may become a participating Employer under the Plan by:
(a) taking such action as shall be necessary to adopt the Plan;
(b) becoming a party to the Trust Agreement establishing the Trust Fund; and
(c) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity’s Employees.
Section 12.02 Adoption of Plan by Successor.
In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an Employer shall succeed to all or substantially all of the Employer’s business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.
Section 12.03 Plan Adoption Subject to Qualification.
Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code, the Plan may be amended retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure qualification under Section 401(a) of the Code. If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) of the Code either as originally adopted or as amended, each Employer’s contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a) of the Code, the amendment may be modified retroactively to the earliest date permitted by the Code and the applicable Treasury Regulations in order to secure approval of the amendment under Section 401(a) of the Code.
Section 12.04 Right to Amend or Terminate.
The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer’s Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant’s or Beneficiary’s proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, the provisions of Section 4.04 relating to the crediting of contributions, forfeitures and shares of Company Stock released from the Loan Suspense Account, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan and the Committee’s instructions.
Section 13
General Provisions
Section 13.01 Nonassignability of Benefits.
The interests of Participants and other persons entitled to benefits under the Plan shall not be subject to the claims of their creditors and may not be voluntarily or involuntarily assigned, alienated, pledged, encumbered, sold, or transferred. The prohibitions set forth in this Section 13.01 shall also apply any judgement, decree, or order (including approval of a property or settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former spouse, child, or other dependent of a Participant pursuant to a domestic relations order, unless such judgement, decree or order is determined to be a “qualified domestic relations order” as defined in Section 414(p) of the Code.
Section 13.02 Limit of Employer Liability.
The liability of the Employers with respect to Participants and other persons entitled to benefits under the Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4 of the Plan.
Section 13.03 Plan Expenses.
All expenses incurred by the Committee or the Trustee in connection with administering the Plan and Trust shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.
Section 13.04 Nondiversion of Assets.
Except as provided in Sections 5.05 and 12.03 of the Plan, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

Section 13.05 Separability of Provisions.
If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.
Section 13.06 Service of Process.
The agent for the service of process upon the Plan shall be the president of the Bank and the Trustee, or such other person as may be designated from time to time by the Bank.
Section 13.07 Governing Law.
The Plan is established under, and its validity, construction and effect shall be governed by the laws of the State of Maryland to the extent those laws are not preempted by federal law, including the provisions of ERISA.
Section 13.08 Special Rules for Persons Subject to Section 16(b) Requirements.
Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan. In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Company Stock from the Plan must hold such Company Stock for a period of six months commencing with the date of distribution. However, this restriction will not apply to Company Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.
Section 13.09 Military Service.
Notwithstanding any other provision of this Plan to the contrary, contributions, benefits and Service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.
Section 13.10 Use of Electronic Media to Provide Notices and Make Participant Elections.
Pursuant to Treasury Regulations Section 1.401(a)-21, the Plan may elect to use electronic media to provide notices required to be provided to Participants under the Plan and will accept elections from Participants communicated to the Plan using such electronic media.

Section 14
Top-Heavy Provisions
Section 14.01 Top-Heavy Provisions.
(a) Key employee. Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $160,000 (as adjusted under Section 416(i)(1) of the Code), a 5% owner of the Employer or a 1% owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.
(b) Determination of present values and amounts. This section (ii) shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Participants as of the distribution date.
(i)	Distributions during year ending on the Determination Date. The present values of accrued benefits and the amounts of account balances of a Participant as of the Determination Date shall be increased by the distributions made with respect to the Participant under the Plan and any Plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting “5-year period” for “1-year period”.

(ii)	Participants not performing services during the year ending on the Determination Date. The accrued benefits and accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.
Section 14.02 Plan Modifications Upon Becoming Top-Heavy.
(a) Minimum Accruals. Section 5.04 of the Plan will be modified to provide that the aggregate amount of Employer contributions allocated in each Plan Year to the Accounts of each Participant who is a non-Key Employee (as defined under Section 416(i)(1) of the Code), and who is employed by an Employer as of the last day of the Plan Year, may not be less than the lesser of:
(i)	three percent (3%) of his Compensation for the Plan Year; and

(ii)	a percentage of his Compensation equal to the largest percentage obtained by dividing the sum of the amount credited to the Accounts of any Key Employee by that Key Employee’s Compensation.
(b) The preceding provision will remain in effect for the period in which the Plan is top-heavy. If, for any particular year thereafter, the Plan is no longer top-heavy, the provisions contained in this Section 14.02 shall cease to apply, except that any previously vested portion of any Account balance shall remain nonforfeitable.

FORM OF
TRUST AGREEMENT
BETWEEN
FRATERNITY FEDERAL SAVINGS AND LOAN ASSOCIATION
AND
THE TRUSTEES
FOR THE
FRATERNITY FEDERAL SAVINGS AND LOAN ASSOCIATION
EMPLOYEE STOCK OWNERSHIP PLAN TRUST
Effective as of January 1, 2011

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     This TRUST AGREEMENT dated as of [date], between FRATERNITY FEDERAL SAVINGS AND LOAN ASSOCIATION, with its administrative office at 764 Washington Boulevard, Baltimore, Maryland 21230 (hereinafter called the “Association”), and [TRUSTEE] (hereinafter called the “Trustee”).
WITNESSETH THAT:
     WHEREAS, the Association has approved and adopted an employee stock ownership plan for the benefit of its employees, the Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan (hereinafter called the “Plan”); and
     WHEREAS, the Association has authorized the execution of this Trust Agreement and has appointed [Trustee] as Trustee of the Trust Fund created pursuant to the Plan; and
     WHEREAS, [Trustee] has agreed to act as Trustee and to hold and administer the assets of the Plan in accordance with the terms of this Trust Agreement.
     NOW, THEREFORE, the Association and the Trustee agree as follows:
     Section 1. Creation of Trust.
     1.1 Trustee. [Trustee] shall serve as Trustee of the Trust Fund created in accordance with and in furtherance of the Plan, and shall serve as Trustee until its removal or resignation in accordance with Section 6.
     1.2 Trust Fund. The Trustee hereby agrees to accept contributions from the Employer, as defined in the Plan, and amounts transferred from other qualified retirement plans from time to time in accordance with the terms of the Plan. All such property and contributions, together with income thereon and increments thereto, shall constitute the “Trust Fund” to be held in accordance with the terms of the Trust Agreement.
     1.3 Incorporation of Plan. An instrument entitled “Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan” is incorporated herein by reference, and this Trust Agreement shall be interpreted consistently with that Plan. All words and phrases defined in that Plan shall have the same meanings when used in this Trust Agreement, unless otherwise defined in this Agreement.
     1.4 Name. The name of this trust shall be “Fraternity Federal Savings and Loan Association Employee Stock Ownership Plan Trust.”
     1.5 Nondiversion of Assets. In no event shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan, except to the extent that assets may be returned to the Employer in accordance with the Plan where the Plan fails to qualify initially under Section 401(a) of the Internal Revenue Code of 1986, as

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amended (the “Code”), or where they are attributable to contributions made by mistake of fact or in excess of the deductibility allowed under the Code.
     Section 2. Investment of Trust Fund and Administrative Powers of the Trustee.
     2.1 Stock and Other Investments. The basic investment policy of the Plan shall be to invest primarily in Stock of the Employer for the exclusive benefit of the Participants and their Beneficiaries. The Committee shall have full and complete investment authority and responsibility with respect to the purchase, retention, sale, exchange, and pledge of Stock and the payment of Stock Obligations, and the Trustee shall not deal in any way with Stock except in accordance with its obligations pursuant to this Trust Agreement and the written instructions of the Committee. The Trustee shall invest, or keep invested, all or a portion of the Trust Fund in Stock, and shall pay Stock Obligations out of assets of the Trust Fund, as instructed from time to time by the Committee. The Trustee shall invest any balance of the Trust Fund (the “Investment Fund”) in such other property as the Committee, in its sole discretion, shall deem advisable, subject to any delegation of such investment responsibility pursuant to Section 2.2 of this Agreement. Nothing contained herein shall provide investment discretion authority or any like responsibility in regard to the assets of the Trust Fund.
     In connection with instructions to acquire Stock, the Trustee may purchase newly issued or outstanding Stock from the Employer or any other holders of Stock, including Participants, Beneficiaries, and Plan fiduciaries. All purchases and sales of Stock shall be made by the Trustee at fair market value as determined by the Committee in good faith and in accordance with any applicable requirements under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). Such purchases may be made with assets of the Trust Fund, with funds borrowed for this purpose (with or without guarantees of repayment to the lender by the Employer), or by any combination of the foregoing.
     Notwithstanding any other provision of this Trust Agreement or the Plan, neither the Committee nor the Trustee shall make any purchase, sale, exchange, investment, pledge, valuation, or loan, or take any other action involving those assets for which they are responsible which (i) is inconsistent with the policy of the Plan and Trust, (ii) is inconsistent with the prudence and diversification requirements set forth in Sections 404(a)(1)(B) and (C) of ERISA (to the extent such requirements apply to an employee stock ownership plan and trust), (iii) is prohibited by Section 406 or 407 of ERISA, or (iv) would impair the qualification of the Plan or the exemption of the Trust under Sections 401 and 501, respectively, of the Code.
     2.2 Delegation of Investment Responsibility. The Committee may, by written notice and in accordance with the Plan, direct the Trustee to segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an investment manager appointed in such notice pursuant to Section 402(c)(3) of ERISA (hereinafter a “Manager”). For any separate account where the Trustee is to maintain custody of the assets, the Trustee and the Manager shall agree upon procedures for the transmittal of investment instructions from the Manager to the Trustee, and the Trustee may provide the Manager with such documents as may be necessary to authorize the Manager to effect transactions directly on behalf of the segregated account.

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     Further, the Committee may, by written notice and in accordance with the Plan, direct the Trustee to segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an insurance company through one or more group annuity contracts, deposit administration contracts, or similar contracts, which may provide for investments in any commingled separate accounts established under such contracts. An insurance company shall be a Manager with respect to any amounts held under such a contract except to the extent the insurer’s assets are not deemed assets of the Plan and Trust Fund pursuant to Section 401(b)(2) of ERISA. The allocation of amounts held under such a contract among the insurer’s general account and one or more individual or commingled separate accounts shall be determined by the Committee except as otherwise agreed by the Committee and the insurer.
     Any Manager shall have all of the powers given to the Trustee pursuant to Section 2.3 of this Agreement with respect to the portion of the Trust Fund committed to its investment discretion and control. The Trustee shall be responsible for the safekeeping of any assets which remain in their custody, but in no event shall the Trustee be under any duty to question or make any inquiry or suggestion regarding the action or inaction of a Manager or an insurer or the advisability of acquiring, retaining, or disposing of any asset of a segregated account. The Employer shall indemnify and hold the Trustee harmless from any and all costs, damages, expenses, and liabilities which the Trustee may incur by reason of any action taken or omitted to be taken by the Trustee upon directions from the Committee, a Manager, or an insurer pursuant to this Section 2.2.
     2.3 Trustee Powers. In addition to and not by way of limitation upon the fiduciary powers granted to it by law, the Trustee shall have the following specific powers, subject to the limitations set forth in Section 2.1 of this Agreement:
     2.3-1 to receive, hold, manage, invest and reinvest the money or other property which constitutes the Trust Fund, without distinction between principal and income;
     2.3-2 to hold funds uninvested temporarily, provided it is a period of time that is not unreasonable, without liability for interest thereon, and to deposit funds in one or more savings or similar accounts with any banks and savings and loan associations which are insured by an instrumentality of the federal government, including the Trustee if it is such an institution;
     2.3-3 at the direction of the Committee, to invest or reinvest the whole or any portion of the money or other property which constitutes the Trust Fund in such common or preferred stocks, investment trust shares, mutual funds, commingled trust funds, partnership interests, bonds, notes, or other evidences of indebtedness, and real and personal property as the Trustee in their absolute judgment and discretion may deem to be for the best interests of the Trust Fund, regardless of nondiversification to the extent that such nondiversification is clearly prudent, and regardless of whether any such investment or property is authorized by law regarding the investment of trust funds, of a wasting asset nature, temporarily non-income producing, or within or without the United States;

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     2.3-4 to invest in common and preferred stocks, bonds, notes, or other obligations of any corporation or business enterprise in which an Employer or its owners may own an interest;
     2.3-5 at the direction of the Committee, to exchange any investment or property, real or personal, for other investments or properties at such time and upon such terms as the Trustee shall deem proper;
     2.3-6 at the direction of the Committee, to sell, transfer, convey or otherwise dispose of any investment or property, real or personal, for cash or on credit, in such manner and upon such terms and conditions as the Trustee shall deem advisable, and no person dealing with the Trustee shall be under any duty to inquire as to the validity, expediency, or propriety of any such sale or as to the application of the purchase money paid to the Trustee;
     2.3-7 to hold any investment or property in the name of the Trustee, with or without the designation of any fiduciary capacity, or in the name of a nominee, or unregistered, or in such other form that title may pass by delivery; provided, however, that the Trustee’s records always show that such investment or property belongs to the Trust Fund and the Trustee shall not be relieved hereby of its responsibility to maintain safe custody of such investment or property;
     2.3-8 to organize one or more corporations to hold, manage, or liquidate any property, including real estate, owned or acquired by the Trust Fund if in the sole discretion of the Trustee the organization of such corporation or corporations is for the best interests of the Trust and the Plan Participants and Beneficiaries;
     2.3-9 to extend the time for payment of, to modify, to renew, or to release security from any mortgage, note or other evidence of indebtedness, or to take advantage of or waive any default; to foreclose mortgages and bid on property under foreclosure or to take title to property by conveyance in lieu of foreclosure, either with or without the payment of additional consideration;
     2.3-10 to vote in person or by proxy all stocks and other securities having voting privileges; to exercise or refrain from exercising any option or privilege with respect to stocks and other securities, including any right or privilege to subscribe for or otherwise to acquire stocks and other securities; or to sell any such right or privilege; to assent to and join in any plan of refinance, merger, consolidation, reorganization or liquidation of any corporation or other enterprise in which this Trust may have an interest, to deposit stocks and other securities with any committee formed to effectuate the same, to pay any expense incidental thereto, to exchange stocks and other securities for those which may be issued pursuant to any such plan, and to retain as an investment the stocks and other securities received by the Trustee; and to deposit any investment in a voting trust; notwithstanding the preceding, Participants and Beneficiaries shall be entitled to direct the manner in which stock allocated to their respective accounts are to be voted on all matters. All stock which has been allocated to Participants’ Accounts for which the Trustee has received no written direction and all unallocated Employer securities will be voted by the Trustee in direct proportion to any Participant’s directions received and solely in the interest of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employer, the Committee and the Trustee shall see that all Participants and Beneficiaries are

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provided with adequate opportunity to deliver their instructions to the Trustee regarding voting of stock allocated to their accounts. The instructions of the Participants with respect to the voting of allocated shares hereunder shall be confidential;
     2.3-11 to abandon any property, real or personal, which the Trustee shall consider to be worthless or not of sufficient value to warrant its keeping or protecting; to abstain from the payment of taxes, water rents, assessments, repairs, maintenance, and upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, and to convey any such property for a nominal consideration or without consideration;
     2.3-12 to borrow money from the Employer or from others (including the Trustee), and to enter into installment contracts, for the purchase of Stock upon such terms and conditions and at such reasonable rates of interest as the Committee may deem to be advisable, to issue its promissory notes as Trustee to evidence such debt, to secure the payment of such notes by pledging any property of the Trust Fund, and to authorize the holders of any such notes to pledge them to secure obligations of the holders and in connection therewith to repledge any assets of the Trust as security therefor; provided that, with respect to any extension of credit to the Trust involving, as a lender or guarantor, the Employer or other “disqualified person” within the meaning of Section 4975(e)(2) of the Code —
(a)	each loan or installment contract is primarily for the benefit of Participants and Beneficiaries of the Plan;

(b)	any interest on a loan or installment contract does not exceed a reasonable rate;

(c)	the proceeds of any loan shall be used only to acquire Stock, to repay the loan, or to repay a previous loan meeting these conditions, and the subject of any installment contract shall be only the Trust’s purchase of Stock;

(d)	any collateral pledged to a creditor by the Trustee shall consist only of qualifying employer securities as that term is defined under Section 4975(e)(8) of the Code and the creditor shall have no recourse against the Trust Fund except with respect to the collateral (although the creditor may have recourse against an Employer as guarantor);

(e)	payments with respect to a loan or installment contract shall be made only from those amounts contributed by the Employer to the Trust Fund, from amounts earned on such contributions, and from cash dividends received on unallocated Stock held by the Trust as collateral for such an obligation; and

(f)	upon the payment of any portion of balance due on a loan or upon any installment payment, a proportionate part of any qualified employer securities originally pledged as collateral for such indebtedness shall be released from encumbrance in accordance with Section 4.2 of the Plan and the Committee shall at least annually advise the Trustee of the number of shares of Stock so released and the proper allocation of such shares under the terms of the Plan;
     2.3-13 to manage and operate any real property which shall at any time constitute an asset of the Trust Fund; to make repairs, alterations, and improvements thereto; to insure such property against loss by fire or other casualty; to lease or grant options for the sale of such property, which lease or option may be for a period of time which may extend beyond the life of

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this Trust; and to take any other action or enter into any other contract respecting such property which is consistent with the best interests of the Trust;
     2.3-14 to pay any and all reasonable and normal expenses incurred in connection with the exercise of any power, right, authority or discretion granted herein, and, upon prior notice to the Association, to employ and compensate agents, investment counsel, custodians, actuaries, attorneys, and accountants in such connection;
     2.3-15 to employ and consult with any legal counsel, who also may be counsel to an Employer or the Administrator, with respect to the meaning or construction of this Trust Agreement, the extent of the Trustee’s obligations and duties hereunder, and whether the Trustee should take or decline to take a particular action hereunder, and the Trustee shall be fully protected with respect to any action taken or omitted by such Trustee in good faith pursuant to such advice;
     2.3-16 to defend any action or proceeding instituted against the Trust Fund, to institute any action on behalf of the Trust Fund, and to compromise or submit to arbitration any dispute concerning the Trust Fund;
     2.3-17 to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;
     2.3-18 to commingle the Trust Fund created pursuant hereto, in whole or in part, in a single trust with all or any portion of any other trust fund, assigning an undivided interest to each such commingled trust fund, provided that such commingled trust is itself exempt from taxation pursuant to Section 501(a) of the Code, or its successor Section; and provided further that the trust agreement governing such commingled trust shall be deemed incorporated by reference in the Plan;
     2.3-19 where two or more trusts governed by this Trust Agreement have an undivided interest in any property, to credit the income from such property to such trusts in proportion to their undivided interests, and when non pro rata distributions of property or money are made from such trusts, to make appropriate adjustments to the undivided fractional interests of such trusts;
     2.3-20 to invest all or any portion of the Trust Fund in one or more group annuity contracts, deposit administration contracts, and other such contracts with insurance companies, including any commingled separate accounts established under such contracts;
     2.3-21 generally, with respect to all cash, stocks and other securities, and property, both real and personal, received or held in the Trust Fund by the Trustee, to exercise all the same rights and powers as are or may be lawfully exercised by persons owning cash, or stocks and other securities, or such property in their own right; and to do all other acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Trust Fund; and

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     2.3-22 whenever more than two persons shall qualify to act as co-Trustee, to exercise and perform every power (including discretionary powers), authority or duty by the concurrence of a majority of them the same effect as if all had joined therein, except that the unanimous vote of such persons shall be necessary to determine the number (one or more) and identity of persons who may sign checks, make withdrawals from financial institutions, have access to safe deposit boxes, or direct the sale of trust assets and the disposition of the proceeds.
     2.4 Brokerage. If permitted in writing by the Committee the Trustee shall have the power and authority, to be exercised in their sole discretion at any time and from time to time, to issue and place orders for the purchase or sale of securities with qualified brokers and dealers. Such orders may be placed with such qualified brokers and/or dealers who also provide investment information or other research or statistical services to the Trustee in its capacity as a fiduciary or investment manager for other clients.
     Section 3. Compensation and Indemnification of Trustee and Payment of Expenses and Taxes.
     3.1 Fees and Expenses from Fund. In consideration for rendering services pursuant to this Trust Agreement, the Trustee shall be paid fees in accordance with the Trustee’s fee schedule as in effect from time to time. Fee changes resulting in fee increases shall be effective upon not less than 30 days’ notice to the Association. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable attorneys’ fees, incurred in the administration of the Trust created hereby. Fees and expenses shall be allocated to Participants’ Accounts, if any, unless paid directly by the Employer. All compensation and expenses of the Trustee shall be paid out of the Trust Fund or by the Employer as specified in the Plan. If and to the extent the Trust Fund shall not be sufficient, such compensation and expenses shall be paid by the Employer upon demand. If payment is due but not paid by the Employer, such amount shall be paid from the assets of the Trust Fund. The Trustee is hereby empowered to withdraw all such compensation and expenses which are 60 days past due from the Trust Fund, and, in furtherance thereof, liquidate any assets of the Trust Fund, without further authorization or direction from or by any person. Notwithstanding the foregoing, in the event any officer or director of Fraternity Federal Savings and Loan Association serves as trustee of the Plan, no compensation shall be paid to the officer or director in exchange for his or her services as trustee.
     3.2 Indemnification. Notwithstanding any other provision of this Trust Agreement, any individual designated as a trustee hereunder shall be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to attorneys’ fees and disbursements reasonably incurred by or imposed upon such individual in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Employer, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken. Further, any corporate trustee and its officers, directors and agents may be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to,

7

attorneys’ fees and disbursements reasonably incurred by or imposed upon such persons and/or corporation in connection with any claim made against it or them or in which such persons and/or corporation may be involved by reason of its being, or having been, a trustee hereunder as may be agreed between the Employer and such trustee, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken.
     3.3 Expenses. All expenses of administering the Trust and the Plan, whether incurred by the Trustee or the Committee, shall be paid by the Trustee from the Trust Fund to the extent such expenses shall not have been assumed by the Employer.
     3.4 Taxes. All taxes that may be levied or assessed upon or in respect of the Trust Fund shall be paid from the Trust Fund. The Trustee shall notify the Committee of any proposed or final assessments of taxes and may assume that any such taxes are lawfully levied or assessed unless the Committee advises it in writing to the contrary within fifteen days after receiving the above notice from the Trustee. In such case, the Trustee, if requested by the Committee in writing, shall contest the validity of such taxes in any manner deemed appropriate by the Committee; the Employer may itself contest the validity of any such taxes, in which case the Committee shall so notify the Trustee and the Trustee shall have no responsibility or liability respecting such contest. If either party to this Agreement contests any such proposed levy or assessments, the other party shall provide such information and cooperation as the party conducting the contest shall reasonably request.
     Section 4. Records and Valuation.
     4.1 Records. The Trustee, and any investment manager appointed pursuant to Section 2.2 of this Agreement, shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions made by it with respect to the Trust Fund, and all accounts, books and records relating thereto shall be open at all reasonable time to inspection and audit by the Committee and the Employer.
     4.2 Valuation. From time to time upon the request of the Committee, but at least annually as of the last day of each Plan Year, the Trustee shall prepare a balance sheet of the Investment Fund in accordance with the Plan and shall deliver copies of the balance sheet to the Committee and the Employer.
     4.3 Discharge of Trustee. Ninety (90) days after the filing of any balance sheet under Section 4.2 of this Agreement or any accounting under Section 6 of this Agreement, the Trustee shall be forever released and discharged from any liability or accountability other than for gross negligence or wilful misconduct on the part of the Trustee to anyone with respect to the transactions shown or reflected in such balance sheet or accounting, except with respect to any acts or transactions as to which the Committee, within such 90-day period, files written objections with the Trustee. The written approval of the Committee of any balance sheet or accounting so filed by the Trustee, or the Committee’s failure to file written objections within 90 days, shall be a settlement of such balance sheet or accounting as against all persons, and shall forever release and discharge the Trustee from any liability of accountability to anyone with

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respect to the transactions shown or reflected in such balance sheet or accounting other than liability arising out of the Trustee’s gross negligence or wilful misconduct. If a statement of objections is filed by the Committee and the Committee is satisfied that its objections should be withdrawn or if the balance sheet or accounting is adjusted to its satisfaction, the Committee shall indicate its approval of the balance sheet or accounting in a written statement filed with the Trustee and the Trustee shall be forever released and discharged from any liability of accountability to anyone in accordance with the immediately preceding sentence. If an objection is not settled by the Committee and the Trustee, the Trustee may start a proceeding for a judicial settlement of the balance sheet or accounting in any court of competent jurisdictions; the only parties that need be joined in such a proceeding are the Trustee, the Committee, the Employer and any other parties whose participation is required by law.
     4.4 Right to Judicial Settlement. Nothing in this Agreement shall prevent the Trustee from having its account settled by a court of competent jurisdiction at any time. The only parties that need be joined in any such proceeding are the Employer, the Committee, the Trustee and any other parties whose participation is required by law.
     Section 5. Instructions from Committee.
     5.1 Certification of Members of the Committee. From time to time the Association shall certify to the Trustee in writing the names of the individuals comprising the Committee and shall furnish to the Trustee specimens of their signatures and the signatures of their agents, if any. The Trustee shall be entitled to presume that the identities of such individuals and their agents are unchanged until it receives a certification from the Association notifying it of any changes.
     5.2 Instructions to Trustee.
     (a) The Trustee shall pay benefits and administrative expenses under the Plan only when it receives (and in accordance with) written instructions of the Committee indicating the amount of the payment and the name and address of the recipient in accordance with the terms of the Plan. The Trustee need not inquire into whether any payment the Committee instructs the Trustee to make is consistent with the terms of the Plan or applicable law or otherwise proper. Any payment made by the Trustee in accordance with such instructions shall be a complete discharge and acquaintance to the Trustee. If the Committee advises the Trustee that benefits have become payable with respect to a Participant’s interest in the Trust Fund but does not instruct the Trustee as to the manner of payment, the Trustee shall hold the Participant’s interest in the Trust until the Trustee receives written instructions from the Committee as to the manner of payment. The Trustee shall not pay benefits from the Trust Fund without such instructions, even though it may be informed from other sources, including, without limitation, a Participant or Beneficiary, that benefits are payable under the Plan. The Trustee shall have no responsibility to determine when, to whom or in what amount benefits and expenses are payable under the Plan. Further, the Trustee shall have no power, authority or duty to interpret the Plan or inquire into the decisions or determinations of the Committee, or to question the instructions given to it by the Committee. If the Committee so directs, the Trustee shall segregate amounts payable with

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respect to the interest in the Plan of any Participant and administer them separately from the rest of the Trust Fund in accordance with the Committee’s instructions.
     (b) The Trustee may require the Committee to certify in writing that any payment of benefits or expenses it instructs the Trustee to make pursuant to Section 5.2(a) above is: (i) in accordance with the terms of the Plan and/or (ii) one which the Committee is authorized by the Plan and any other applicable instruments to direct and/or (iii) made for the exclusive purpose of providing benefits to Participants and Beneficiaries, or defraying reasonable expenses of Plan administration and/or (iv) not made to a party in interest (within the meaning of ERISA Section 3(14)), and/or (v) not a prohibited transaction (within the meaning of Code Section 4975 and ERISA Section 406). If the Trustee requests, instructions to pay benefits shall be made by the Committee on forms prepared by the Trustee to include any or all of the above representations. The Trustee shall be fully protected in relying on the truth of any such representation by the Committee and shall have no duty to investigate whether such representations are correct or to see to the application of any amounts paid to and received by the recipient.
     5.3 Plan Change. In the event of an amendment, merger, division, or termination of the Plan, the Trustee shall continue to disburse funds and to take other proper actions in accordance with the instructions of the Committee.
     Section 6. Change of Trustee.
     The Association may at any time remove any person or entity serving as a Trustee hereunder by giving to such person or entity written notice of removal and, if applicable, the name and address of the successor trustee. Any person or entity serving as a Trustee hereunder may resign at any time by giving written notice to the Association. Any such removal or resignation shall take effect within 30 days after notice has been given by the Trustee or by the Association, as the case may be. Within those 30 days, the removed or resigned Trustee shall transfer, pay over and deliver any portion of the Trust Fund in its possession or control (less an appropriate reserve for any unpaid fees, expenses, and liabilities) and all pertinent records to the successor or remaining trustee; provided, however, that any assets which are invested in a collective fund or in some other manner which prevents their immediate transfer shall be transferred and delivered to the successor trustee as soon as may be practicable. Thereafter, the removed or resigned Trustee shall have no liability for the Trust Fund or for its administration by the successor or remaining trustee, but shall render an accounting to the Committee of its administration of the Trust Fund through the date on which its Trusteeship shall have been terminated. The Association may also, upon 30 days’ notice to each person currently serving as a trustee, appoint one or more persons to serve as co-Trustee hereunder.
     Section 7. Miscellaneous.
     7.1 Right to Amend. This Trust Agreement may be amended from time to time by an instrument executed by the Association; provided, however, that any amendment affecting the powers, duties or liabilities of the Trustee must be approved by the Trustee, and provided, further, that no amendment may divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all

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liabilities for benefits. Any amendment shall apply to the Trust Fund as constituted at the time of the amendment as well as to that portion of the Trust Fund which is subsequently acquired.
     7.2 Compliance with ERISA. In the exercise of its powers and the performance of its duties, the Trustee shall act in good faith and in accordance with the applicable requirements under ERISA. Except as may be otherwise required by ERISA, the Trustee shall not be required to furnish any bond in any jurisdiction for the performance of their duties and, if a bond is required despite this provision, no surety shall be required on it.
     7.3 Nonresponsibility for Funding. The Trustee shall be under no duty to enforce the payment of any contributions and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits, expenses, and liabilities under the Plan.
     7.4 Reports. The Trustee shall file any report which they are required by law to file with any governmental authority with respect to this Trust, and the Committee shall furnish to the Trustee whatever information is necessary to prepare the report.
     7.5 Dealings with the Trustee. Persons dealing with the Trustee, including, but not limited to, banks, brokers, dealers, and insurers, shall be under no obligation to inquire concerning the validity of anything which the Trustee purports to do, nor need any person see to the proper application of any money paid or any property transferred upon the order of the Trustee or to inquire into the Trustee’s authority as to any transaction.
     7.6 Limitation Upon Responsibilities. The Trustee shall have no responsibilities with respect to the Plan or Trust other than those specifically enumerated or explicitly allocated to it under this Trust Agreement or the provisions of ERISA. All other responsibilities are retained and shall be performed by one or more of the Employer, the Committee, and such advisors or agents as they choose to engage.
     The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be answerable for the conduct of the same if chosen with reasonable care and shall be entitled to advice of counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney for the Trustee or attorney for the Committee), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.
     The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained.

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     The Trustee shall not be liable for other than their gross negligence or willful misconduct. Except in the case of gross negligence or wilful misconduct on the part of the Trustee, the Trustee in its corporate capacity shall not be liable for claims of any persons in any manner regarding the Plan; such claims shall be limited to the Trust Fund. Unless the Trustee participates knowingly in, or knowingly undertakes to conceal, an act or omission of the Committee or any other fiduciary, knowing such act or omission to be a breach of fiduciary responsibility, the Trustee shall be under no liability for any loss of any kind which may result by reason of such act or omission.
     Before taking any action hereunder at the request or direction of the Committee, the Trustee may require that indemnity in form and amount satisfactory to the Trustee be furnished for the reimbursement of any and all costs and expenses to which they may be put including, without limitation, reasonable attorneys’ fees and to protect them against all liability, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken.
     No provision of this Trust Agreement shall require the Trustee to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them.
     7.7 Qualification of the Plan and Trust. The Trustee shall be fully protected in assuming that the Plan and Trust meet the requirements of Code Sections 401 and 501, respectively, and all the applicable provisions of ERISA, unless they are advised to the contrary in writing by the Committee or a governmental agency.
     7.8 Party in Interest Information. The Employer shall provide the Trustee with such information concerning the relationship between any person or organization and the Plan as the Trustee reasonably requests in order to determine whether such person or organization is a party in interest with respect to the Plan within the meaning of ERISA Section 3(14).
     7.9 Disputes. If a dispute arises as to the payment of any funds or delivery of any assets by the Trustee, the Trustee may withhold such payment or delivery until the dispute is determined by a court of competent jurisdiction or finally settled in writing by the parties concerned.
     7.10 Successor Trustee. This Trust Agreement shall apply to any person who shall be appointed to succeed the person currently appointed as the Trustee; and any reference herein to the Trustee shall be deemed to include any one or more individuals or corporations or any combination thereof who or which have at any time acted as a co-trustee or as the sole trustee.
     7.11 Governing State Law. This Trust Agreement shall be interpreted in accordance with the laws of the State of Maryland to the extent those laws may be applicable under the provisions of ERISA.

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     IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.

ATTEST:	FRATERNITY FEDERAL SAVINGS AND LOAN ASSOCIATION
By:
For the Entire Board of Directors

ATTEST:	[TRUSTEE] as Trustee

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